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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 860-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 and 8.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing, and Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 3.01 and 8.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing, and Other Events.

     On June 24, 2005, we issued a press release announcing that the Nasdaq Stock Market staff had rejected our plan to regain compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq National Market as set forth in Marketplace Rule 4450(a)(3). As previously disclosed, as of March 31, 2005, we had stockholders’ equity of $8,766,000 and we received a letter from the Nasdaq National Market on May 17, 2005 requesting our plan to achieve and sustain compliance with this rule. In response, we submitted a plan to effect the proposed share exchange transaction with the shareholders of Immuno-Designed Molecules, S.A., a société anonyme organized under the laws of France, or IDM, under a share exchange agreement dated March 15, 2005. As disclosed in our preliminary proxy statement for our 2005 annual meeting of stockholders filed with the Securities and Exchange Commission, the combined Epimmune and IDM on a pro forma basis would have stockholders’ equity in excess of that required for initial listing on the Nasdaq National Market, a substantially higher standard than the $10,000,000 stockholders’ equity requirement for continued listing. On June 20, 2005, we received a letter from the Nasdaq Stock Market notifying us that the staff had determined to deny our request for continued listing on The Nasdaq National Market because, among other things, we will be unable to demonstrate compliance until the share exchange is complete, the share exchange is not definitive because it is subject to approval by our stockholders and we had not set a date for the stockholders’ meeting. The letter further indicates that our common stock will be delisted from The Nasdaq National Market at the opening of business on June 29, 2005 unless we appeal the Nasdaq staff’s determination to the Nasdaq Listing Qualifications Panel. The timely filing of an appeal results in an automatic stay in the delisting of our common stock.

     Because we believe that our plan to effect the share exchange will enable us to qualify for the higher initial listing standards for The Nasdaq National Market, we have decided to appeal the Nasdaq staff determination. We have set August 11, 2005 as the tentative date for our annual meeting of stockholders. Although we cannot guarantee that our stockholders will approve the issuance of shares of common stock to the IDM shareholders, our Board of Directors believes that the share exchange is in the best interest of the Epimmune stockholders. We will be in a better position to demonstrate the likelihood of stockholder approval by the date of any hearing on our appeal.

     If the share exchange with IDM is not approved, then we will not be able to demonstrate our compliance with the Nasdaq stockholders’ equity requirement unless we raise additional equity capital or enter into other commercial agreements that generate cash, each of which may not be available on commercially reasonable terms or at all, and we will face delisting from The Nasdaq National Market. The hearing on the appeal may be scheduled prior to our annual stockholders meeting to approve the share exchange with the shareholders of IDM and there is no guarantee that we will prevail on our appeal. If we do not prevail on our appeal, our common stock may be delisted or we may apply to list our stock on the Nasdaq SmallCap Market. As we have previously disclosed, we also have until November 22, 2005 to have our minimum bid price satisfy the $1 minimum price for continued listing on the Nasdaq National Market.

     A copy of the Nasdaq letter, dated June 20, 2005, is filed herewith as Exhibit 99.1. A copy of the press release is filed herewith as Exhibit 99.2.

Where You Can Find Additional Information About Epimmune’s Proposed Combination with IDM

     Epimmune has filed a proxy statement concerning its proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Epimmune with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to Epimmune’s Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

     Epimmune and IDM and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Epimmune with respect to the proposed transaction between Epimmune and

IDM. Information regarding Epimmune’s executive officers and directors is included in Epimmune’s Annual Report on Form 10-K/A filed with the SEC for the year ended December 31, 2004. This document is available free of charge at the SEC’s website at http://www.sec.gov and from Epimmune at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of Epimmune and IDM in the proposed transaction between Epimmune and IDM by reviewing the proxy statement related to the transaction filed with the SEC.

Forward-Looking Statements

     This Current Report on Form 8-K includes forward-looking statements that reflect management’s current views of future events, including statements regarding the potential closing of the proposed transaction between Epimmune and IDM and the expected advantages of combining Epimmune and IDM. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, including, but not limited to, Epimmune not obtaining shareholder approval of the transaction, the increase in its authorized capital or the reverse split of Epimmune common stock; the possibility that Epimmune’s appeal will not be successful, NASDAQ will not approve the listing of the combined company’s shares for trading on the NASDAQ National Market or the combined company will not be able to meet the continued listing requirements after the closing of the transaction; that Epimmune will forego business opportunities while the transaction is pending; that prior to the closing of the proposed transaction, the business of the Company, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Epimmune and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction. Additional factors that may cause actual results to differ materially include risks regarding whether the company or any of its collaborators will be able to develop pharmaceutical products using the technologies of the company, risks associated with completing clinical trials of product candidates, the risks involved in the regulatory approval process for the company’s product candidates, the possibility that clinical testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products; whether the cash resources of the company will be sufficient to fund operations as planned, reliance on key employees, especially senior management; the uncertainty of the company’s future access to capital; the risk that the company may not secure or maintain relationships with collaborators, and the company’s dependence on intellectual property. These factors are more fully discussed in Epimmune’s Annual Report on Form 10-K/A filed with the SEC for the year ended December 31, 2004, in the proxy statement concerning Epimmune’s proposed business combination with IDM filed with the SEC on June 23, 2005, and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1	Nasdaq Notice of Failure to Satisfy a Continued Listing Rule, dated June 20, 2005.

99.2	Press release dated June 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.
Date: June 24, 2005	By:	/s/ ROBERT J. DE VAERE
Robert J. De Vaere
Vice President, Finance and Administration, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Nasdaq Notice of Failure to Satisfy a Continued Listing Rule, dated June 20, 2005.
99.2	Press release dated June 24, 2005.